Exhibit 4.2

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

CLASS A COMMON STOCK

PAR VALUE $0.000025

CLASS A COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE

IN CANTON, MA, JERSEY CITY, NJ AND

COLLEGE STATION, TX

Certificate Number

ZQ00000000

Shares

**000000******************

***000000*****************

****000000****************

*****000000***************

******000000**************

NUTANIX

NUTANIX, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &

MR. SAMPLE & MRS. SAMPLE

CUSIP 67059N 10 8

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

*** ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF

Nutanix, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Chairman

Secretary

Nutanix, Inc.

Incorporation

SEAL

September 22, 2009

DELAWARE

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR,

By

AUTHORIZED SIGNATURE

NUTANIX

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

CUSIP XXXXXX XX XX

Holder ID XXXXXXXXXX

Insurance Value 1,000,000.00

Number of Shares 123456

DTC 12345678 123456789012345

Certificate Numbers

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

Total Transaction

Num/No.

1 2 3 4 5 6

Denom.

1 2 3 4 5 6

Total

1 2 3 4 5 6 7

NUTANIX, INC.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor)

TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act (State)

JT TEN - as joint tenants with right of survivorship UNIF TRF MIN ACT - Custodian (until age ) and not as tenants in common (Cust) under Uniform Transfers to Minors Act (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, hereby

sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Incorporation with full power of substitution in the premises.

Dated: 20

Signature:

Signature:

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.